Exhibit 2.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                       WOODLAND COMMUNICATIONS GROUP, INC.

                                    ARTICLE I

     The name of the corporation is WOODLAND COMMUNICATIONS GROUP, INC.

                                   ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                   ARTICLE III

     The nature of the business of the Corporation, or the purposes to be conducted or promoted by the Corporation, is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     The aggregate number of shares which the Corporation shall have the authority to issue is eleven million (11,000,000) of which ten million (l0,000,000) shares shall be Common Stock, par value $.00l per share, and one million (1,000,000) shares shall be Preferred Stock, par value $.00l.

     The Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board may by resolution fix the designation and number of shares of any such series, and may determine, alter or revoke the rights, including voting rights, preferences, privileges and restrictions pertaining to any wholly unissued series. The Board may thereafter in the same manner increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding).

                                    ARTICLE V

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw made by the board of directors.

                                   ARTICLE VI

     Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                   ARTICLE VII

     The name and mailing address of the sole incorporator is:

          Yale Farar
          20720 Ventura Blvd., Suite 210
          Woodland Hills, CA 91364

                                  ARTICLE VIII

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

     Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                   ARTICLE IX

     The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

                                    ARTICLE X

     The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

     I, YALE FARAR, being the sole incorporator of the Corporation, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of August, 1997.



                                          /s/ Yale Farar
                                          --------------------------------------
                                          Yale Farar, Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       WOODLAND COMMUNICATIONS GROUP, INC.
                             A DELAWARE CORPORATION


     WOODLAND COMMUNICATIONS GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation").

     DOES HEREBY CERTIFY:

     FIRST: That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting the matter to the vote of the stockholders of the Corporation. The resolution setting forth from the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by amending and restating Article IV thereof as follows:

                                   ARTICLE IV

          4.1 The aggregate number of shares which the Corporation shall have the authority to issue is eleven million (11,000,000) of which ten million (10,000,000) shares shall be Common Stock, par value $.001 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $.001.

          4.2 The Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board may by resolution fix the designation and number of shares of any such series, and may determine, alter or revoke the rights, including voting rights, preferences, privileges and restrictions pertaining to any wholly unissued series. The Board may thereafter in the same manner increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding.)

          4.3 Each one (1) issued and outstanding share of Common Stock of the Corporation shall hereby be split into ten (10) shares of validly issued, fully paid and non-assessable Common Stock, par value $.001 per share. Each person as of
          January   30,   1998   holding  of  record  any  issued  and
          outstanding   shares  of  Common  Stock  shall   receive  an
          additional nine (9) shares of Common Stock for each one (1) share of Common Stock currently held. Any fractional shares that may result from this stock split shall be paid to the stockholder in cash.

     SECOND: That the stockholders of the Corporation holding a majority of the voting power of the Corporation, by written consent in accordance with Section 228 of the General Corporation Law of Delaware, voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its authorized officer this 30th day of January, 1998.

                                    WOODLAND COMMUNICATIONS GROUP, INC.
                                    a Delaware Corporation

                                    By: /s/ Arthur Lyons
                                        ----------------------------------------
                                        ARTHUR LYONS, Secretary

                         CERTIFICATE OF SECOND AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       WOODLAND COMMUNICATIONS GROUP, INC.
                             A DELAWARE CORPORATION

     I, ARTHUR LYONS, hereby certify that:

     FIRST: WOODLAND COMMUNICATIONS GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     SECOND: The Certificate of Incorporation of the Corporation be amended by amending and restating Article IV as follows:

                                   "ARTICLE IV

          4.1 The aggregate number of shares which the Corporation shall have the authority to issue is eleven million (11,000,000) of which ten million (10,000,000) shares shall be Common Stock, par value $.001 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $.001.

          4.2 The Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board may by resolution fix the designation and number of shares of any such series, and may determine, alter or revoke the rights, including voting rights, preferences, privileges and restrictions pertaining to any wholly unissued series. The Board may thereafter in the same manner increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding.)

          4.3 Each four (4) issued and outstanding shares of Common Stock of the Corporation shall hereby be split into three
          (3) shares of validly issued, fully paid and non-assessable Common Stock, par value $.001 per share. Each person as of April 23, 1999 holding of record any issued and outstanding shares of Common Stock shall receive three (3) shares of Common Stock for every four (4) shares of Common Stock currently held. Any fractional shares that may result from this stock split shall be paid to the stockholder in cash based upon the average between the Closing Bid and Asked Price of the Corporation's Common Stock as quoted on the OTC Bulletin Board on April 23, 1999."

     THIRD: That the stockholders of the Corporation holding a majority of the voting power of the Corporation, by written consent in accordance with Section 228 of the General Corporation Law of Delaware, voted in favor of the amendment.

     FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have caused this Certificate to be signed by me this 23rd of April, 1999.







                                         /s/ Arthur Lyons
                                         ---------------------------------------
                                         ARTHUR LYONS, Secretary

                            CERTIFICATE OF CORRECTION
                                       OF
                         CERTIFICATE OF SECOND AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       WOODLAND COMMUNICATIONS GROUP, INC.
                             A DELAWARE CORPORATION

     I, ARTHUR LYONS, hereby certify that:

     FIRST: The name of the corporation is Woodland Communications Group, Inc. (the "Corporation") which is a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

     SECOND: A Certificate of Second Amendment of Certificate of Incorporation of the Corporation was filed with the State of Delaware, Secretary of State, Division of Corporations, at 9:00 AM on May 5, 1999, File No. 2784920 (the "Second Amendment");

     THIRD: Item SECOND of the Second Amendment contains a typographical error in Section 4.3 of ARTICLE IV which inaccurately reflects the corporate action taken by the Stockholders and the Board of Directors of the Corporation. The correct record date set forth in Section 4.3 of ARTICLE IV should have read June 1, 1999 not April 23, 1999.

     FOURTH: Therefore, Section 4.3 of ARTICLE IV of Item SECOND of the Second Amendment shall be corrected to read in its entirety as follows:

                    "4.3 Each four (4) issued and  outstanding  shares of Common
                         Stock of the Corporation shall hereby be reverse split into three (3) shares of validly issued, fully paid and non-assessable Common Stock, par value $.001 per share. Each person as of June 1, 1999 holding of record any issued and outstanding shares of Common Stock shall receive three (3) shares of Common Stock for every four
                         (4) shares of Common Stock currently held. Any fractional shares that may result from this stock consolidation shall be paid to the stockholder in cash based upon the average between the Closing Bid and Asked Price of the Corporation's Common Stock as quoted on the OTC Bulletin Board on June 1, 1999."

     FIFTH: The Stockholders of the Corporation holding a majority of the voting power of the Corporation, by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, previously voted in favor of the Second Amendment which accurately reflected the record date of June 1, 1999; and

     SIXTH:        The Second Amendment which  accurately  reflected the record date of June 1, 1999, was duly adopted and approved by the Board of Directors of the Corporation, by written consent in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     I have caused this Certificate of Correction to be signed by me this 21st day of May, 1999.

                                         /s/ Arthur Lyons
                                         ---------------------------------------
                                         ARTHUR LYONS, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       WOODLAND COMMUNICATIONS GROUP, INC.

                      ------------------------------------

     WOODLAND COMMUNICATIONS GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: The Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted the following resolutions setting forth the amendment to the Certificate of Incorporation of the Corporation as filed on August 26, 1997, as amended on February 2, 1998, as amended on May 5, 1999, as corrected on May 21, 1999.

     RESOLVED, that the Certificate of Incorporation of the Corporation as filed on August 26, 1997, as amended on February 2, 1998, as amended on May 5, 1999, as corrected on May 21, 1999, be amended by striking Article First in its entirety and replacing it with the following:

     "FIRST: The name of the corporation is U.S. Telesis Holdings, Inc. (the "Corporation") which is a corporation duly organized and existing under and by the virtue of the General Corporation Law of the State of Delaware;"

     SECOND: That the holders of a majority of the outstanding stock of the Corporation, by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, consented to and adopted said amendment.

     THIRD: That the said amendment was duly adopted in accordance with Section 242 General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said WOODLAND COMMUNICATIONS GROUP, INC. has caused this certificate to be signed by Ross Warrington, its Chief Executive Officer, this 3rd day of June, 1999.

                                          /s/ Ross Warrington
                                          --------------------------------------
                                          Ross Warrington
                                          President

                         CERTIFICATE OF THIRD AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           U.S. TELESIS HOLDINGS, INC.

                      ------------------------------------

          U.S. TELESIS HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

          FIRST: The Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted the following resolution setting forth the amendment to the Certificate of Incorporation of the Corporation as filed on August 26, 1997, as amended on February 2, 1998, as amended on May 5, 1999, as corrected on May 21, 1999, as amended on June 3, 1999:

          RESOLVED, that the Certificate of Incorporation of the Corporation as filed on August 26, 1997, as amended on February 2, 1998, as amended on May 5, 1999, as corrected on May 21, 1999, as amended on June 3, 1999, be amended by striking Section 4.1 of Article IV in its entirety and replacing it with the following:

          "4.1 The aggregate number of shares which the Corporation shall have the authority to issue is fifty-one million (51,000,000) of which fifty million (50,000,000) shares shall be Common Stock, par value $.001 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $.001 per share."

          SECOND: That the holders of a majority of the outstanding stock of the Corporation, by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, consented to and adopted said amendment.

          THIRD:  That the said  amendment was duly adopted in  accordance  with
Section 242 General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said U.S. TELESIS HOLDINGS, INC. has caused this certificate to be signed by Ross Warrington, its President and Chief Executive Officer, this 8th day of October, 1999.

                                          /s/ Ross Warrington
                                          --------------------------------------
                                          Ross Warrington
                                          President, Chief Executive Officer

                          CERTIFICATE OF DESIGNATIONS,
                  PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS
                     OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                           U.S. TELESIS HOLDINGS, INC.


     U.S. TELESIS HOLDINGS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following resolutions were adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority conferred upon the Board of Directors in the Restated Certificate of Incorporation and pursuant to the provisions of Section 151 of the Delaware General Corporation Law:

     RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors, in accordance with the provisions of the Certificate of Incorporation (as amended from time to time) of the Corporation, the Board of Directors hereby creates out of the Corporation's previously authorized preferred stock, $.001 par value per share, of the Corporation a series of preferred stock to consist of not more than 8,000 shares, and the Board of Directors hereby fixes the designation and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of such series as follows:

     1. DESIGNATION. This resolution shall provide for a single series of convertible preferred stock, the designation of which shall be the Series A Convertible Preferred Stock (hereinafter the "Series A Preferred Stock") and the number of authorized shares constituting the Series A Preferred Stock is 8,000. The stated value of each share of Series A Preferred Stock is ten dollars ($1,000.00). The number of authorized shares of Series A Preferred Stock may be reduced or increased by a further resolution duly adopted by the Board of Directors of the Corporation and by the filing of an amendment to the Corporation's Certificate of Incorporation pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction or increase has been so authorized.

     2. VOTING. Except as expressly required by the laws of the State of Delaware or as set forth herein, the holders of the Series A Preferred Stock shall have no voting rights. Any corporate action that may require a vote of the holders of the Series A Preferred Stock as a class shall be deemed to have been approved by that class upon affirmative vote by the holders of a majority of the issued and outstanding Series A Preferred Stock unless a higher voting requirement is imposed by the Delaware General Corporation Law. If any corporate action shall require a vote of the holders of the Series A Preferred Stock other than as a class, the Series A Preferred Stock shall vote as a group with the Corporation's Common Stock, $.001 par value per share (the "Common Stock") as if the Series A Preferred Stock had been fully converted three (3) business days prior to the date of the vote.

     3.   DIVIDENDS.

     3.1 RATE. Holders of Series A Preferred Stock shall be entitled to receive, out of any funds of the Corporation legally available for that purpose, cumulative dividends from the date of issuance at the rate of $80 per year per Preferred Share, payable quarterly (pro-rated for partial quarters) in arrears in cash, or, at the option of the Corporation, in shares of Common Stock, on the first day of April, July, October and January of each year commencing January 1, 1999 (each such date being hereinafter individually referred to as the "Dividend Payment Date" and collectively as the "Dividend Payment Dates"). Notwithstanding the preceding sentence, should the Corporation in its discretion determine to pay said dividends in shares of Common Stock, then all accumulated and unpaid dividends shall be paid at the time of each conversion of the Series A Preferred Stock, such that upon each conversion of the Series A Preferred Stock by the holder thereof, the Corporation shall pay all accumulated and unpaid dividends owed as of the date of such conversion. Each such dividend shall be paid to the holders of record of the Series A Preferred Stock as they appear on the books of the Corporation on the record date which shall be not less than 30 days prior to the related Dividend Payment Date. Dividends on the Series A Preferred Stock shall be declared and paid to the extent the Corporation is legally able to do so and shall be cumulative to the extent not declared and paid. Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends as herein provided on the Series A Preferred Stock.

     3.2 DIVIDENDS ON COMMON STOCK. No dividends (other than those payable solely in Common Stock) shall be paid with respect to the Common Stock during any fiscal year of the Corporation unless all accumulated and unpaid dividends and the quarterly dividend on the shares of the Preferred Stock for the then current dividend period shall have been declared and a sum sufficient for the payment thereof set apart. No shares of Common Stock shall be purchased, redeemed or acquired by the Corporation, and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof except (A) in transactions aggregating not more than $100,000.00 per year, (B) in transactions resulting from a legal obligation of the Corporation to redeem, purchase or otherwise acquire its securities arising prior to the date hereof, (C) in connection with any agreement between the Corporation and any of its employees pursuant to which the Corporation has the option to repurchase its securities at any price below the Discounted Average Trading Price (as defined below) upon the termination of an employee's employment with the Corporation or (D) pursuant to Section 5.1 herein.

     4. REDEMPTION. Notwithstanding Section 2.3 hereof, the Corporation, on the sole authority of its Board of Directors, may, at its option and at any time prior to notice of conversion of the Series A Preferred Stock by the holder thereof as hereinafter provided, redeem all or any part of the Series A Preferred Stock at the time issued and outstanding for an amount in cash equal to $1,300.00 per share plus any accumulated and unpaid dividends. If less than all the Series A Preferred Stock are to be redeemed, then such redemption shall be pro rata based on the number of Series A Preferred Stock owned of record by each Preferred Shareholder. Written notice of redemption stating the date and place of redemption and the amount of the redemption price shall be mailed by the Corporation not less than 30 days nor more than 60 days prior to the redemption date to the record holders of the shares to be redeemed directed to their last known address as shown by the Corporation records. If notice of redemption is given as provided above and if on the redemption date the Corporation has set apart in trust for the purpose sufficient funds for such redemption, then from and after the redemption date, notwithstanding that any certificate for such shares has not been surrendered for cancellation, the Series A Preferred Stock called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive the redemption price without interest upon surrender of certificates representing the shares called for redemption. Any monies remaining in trust after one year from the redemption date shall be returned to the Corporation and thereafter holders of certificates for such shares shall look only to the Corporation for the redemption price thereof. Upon conversion into Common Stock, of any Series A Preferred Stock called for redemption, the portion of the monies held in trust for redemption of such shares shall forthwith be returned to the Corporation.

     5.   CONVERSION.

     5.1 PROHIBITION AGAINST SHORT SALES. No holder of Series A Preferred Stock shall directly or indirectly effect a short sale of the Corporation's Common Stock for the holder's own account or for the account of a Related Person.
"Short sale" shall mean any sale of a security which the seller does not beneficially own or any sale which is consummated by the delivery of a security borrowed by, or for the account of, the seller, in either case whether or not the seller is the owner of Common Stock at the time of such sale. "Related Person" shall mean (A) any member of the holder's immediate family; (B) any entity of which the holder is an officer, director, or holder of a position having comparable duties or responsibilities; (C) any entity in which the holder is the owner of an equity interest; and (D) any person which would be deemed to be an "affiliate" of the holder as that term is defined in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

     5.2 CONVERSION RATE. So long as a holder of Series A Preferred Stock is not in breach of Section 5 herein and subject to Section 5.8 herein, such holder shall have the right, exercisable at any time after issuance, and on or before the close of business on the second full business day preceding the date, if any, fixed for the redemption of such shares as provided herein, to surrender the certificate or certificates evidencing such shares and receive in lieu and in conversion thereof, and in lieu of accumulated and unpaid dividends thereon, that number of shares of the Common Stock as equals $1,000.00 per share of Preferred Stock tendered for conversion, plus accumulated and unpaid dividends thereon, divided by Discounted Average Trading Price (as defined below). "Discounted Average Trading Price" shall mean the 75% of the average of the closing bid prices per share of the Corporation's Common Stock on the Nasdaq Stock Market, any national securities exchange, the OTC Bulletin Board or any other market on which the Common Stock is listed or eligible for trading for the five trading days immediately preceding the date such conversion is deemed to have been made, as subsequently defined herein. Notwithstanding the foregoing,
(i) if a holder elects to convert shares of Series A Preferred Stock into Common Stock within sixty (60) days after the effective date of any registration statement filed by the Corporation with the U.S. Securities and Exchange Commission for a public offering and sale of equity securities of the Corporation, the Discounted Average Trading Price for purposes of this Section
5.2 shall be no less than $1.00, and (ii) the Discounted Average Trading Price for purposes of this Section 5.2 shall be no greater than $4.00.

     5.3. MECHANICS OF CONVERSION.

          (a) HOLDER'S DELIVERY REQUIREMENTS. To convert Series A Preferred Stock into full shares of Common Stock, the holder thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 5:00 p.m., New York City time (the "Conversion Notice

Deadline") on the date of conversion, a copy of the fully executed notice of conversion ("Notice of Conversion") to the Corporation at the office of the Corporation or its designated transfer agent (the "Transfer Agent") with a copy delivered to the Corporation, and (B) surrender to a common carrier for delivery to the office of the Corporation or the Transfer Agent, the original certificates representing the Series A Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed for cancellation. The holder of the Series A Preferred Stock shall have the right to convert fewer than the full number of shares of Series A Preferred Stock held at any given time.

          (b) CORPORATION'S RESPONSE. Upon receipt by the Corporation of a facsimile copy of such Notice of Conversion, the Corporation shall send, via facsimile, a confirmation of receipt of such Notice of Conversion to such holder, which shall specify that the Notice of Conversion has been received and the name and telephone number of a contact person at the Corporation whom the holder should contact regarding information related to such conversion. Upon receipt by the Corporation or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Notice of Conversion (or an indemnification undertaking and/or bond reasonably satisfactory to the Corporation with respect to such shares in the case of their loss, theft or destruction) together with the originally executed Notice of Conversion, the Corporation shall, within two business days after the date of receipt (the "Deadline"), instruct the Transfer Agent to issue and surrender to a common carrier for either overnight or (if delivery is outside the United States) two
(2) day delivery to the address as specified in the Notice of Conversion, a certificate for the number of shares of Common Stock to which the holder shall be entitled as aforesaid, and the Corporation shall take all reasonable steps to ensure that the Transfer Agent has complied with such instructions. In the case of a dispute as to the calculation of the conversion rate, the Corporation shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed calculations to its outside accountant via facsimile within one (1) day of receipt of such holder's Notice of Conversion. The Corporation shall cause the accountant to perform the calculations and notify the Corporation and the holder of the results no later than twenty-four (24) hours from the time it receives the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. If the Notice of Conversion specifies a smaller number of Series A Preferred Stock to be converted are represented by the Preferred Stock Certificate surrendered to the Corporation, then the Corporation shall immediately issue a new Preferred Stock Certificate surrendered to the Corporation, then the Corporation shall immediately issue a new Preferred Stock Certificate representing the number of Series A Preferred Stock not yet converted, and deliver the same to the holder thereof along with the Common Stock as stated above.

          (c) DATE OF CONVERSION. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (A) that the advance copy of the Notice of Conversion is faxed to the Corporation before 5:00 p.m., New York City time, on the Date of Conversion, and (B) that the original Preferred Stock Certificates representing the Series A Preferred Stock to be converted, together with the originally executed Notice of Conversion, are surrendered by depositing such certificates and Notice with a common carrier, as provided above, and received by the Transfer Agent or the Corporation on or prior to the second (2nd) business day following the date Set forth in the Notice of Conversion. In the event the Preferred Stock Certificates and the originally executed Notice of Conversion are not received on or prior to the second (2nd) business day after the date of the Notice of Conversion, the Notice of Conversion shall be deemed null and void and no conversion of Series A Preferred Stock shall be effected thereby. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated, as of the Date of Conversion, for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion.

          (d) Notwithstanding anything contained herein to the contrary, if any action is required herein to be taken by the Corporation or the Transfer Agent on a day which is not a business day, then such action shall be deemed to be timely if taken on the next following business day.

     5.4 OPTIONAL CONVERSION. At the option of the Corporation, if any Series A Preferred Stock remain outstanding on October 12, 2002, then all or any part of such Series A Preferred Stock as the Corporation elects shall be converted in accordance with Section 5.3 as if the holders of such Series A Preferred Stock had given the Notice of Conversion effective as of that date, and the Date of Conversion had been fixed as of October 12, 2002 for all purposes of Paragraph
5.3. Following notice by the Corporation to the holders, all holders of Preferred Stock certificates shall within five (5) business days after receipt of such notice surrender all Preferred Stock certificates, duly endorsed for cancellation, to the Corporation or the Transfer Agent, as the Corporation may direct. No person shall thereafter have any rights in respect of Series A
Preferred Stock, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 5.

     5.5 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a reorganization, merger, consolidation or sale of assets provided for below), then and in each such event, the holder of each Preferred Share shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

     5.6 MERGER OR OTHER TRANSACTIONS. In the event the Corporation, at any time while any of the Series A Preferred Stock are outstanding, shall be consolidated with or merged into any other corporation or corporations or shall sell or lease all or substantially all of its property and business as an entirety, then lawful provisions shall be made as part of the terms of such consolidation, merger, sale or lease so that the holder of any Series A Preferred Stock may thereafter receive in lieu of such Common Stock otherwise issuable to him upon conversion of his Series A Preferred Stock, but at the conversion rate which would otherwise be in effect at the time of conversion, as hereinbefore provided, the same kind and amount of securities and assets as may be issuable, distributable or payable upon such consolidation, merger, sale or lease with respect to Common Stock of the Corporation.

     5.7 FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon conversion of Series A Preferred Stock. If more than one certificate shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. In lieu of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the number of shares issuable upon conversion shall be rounded up to the nearest whole share.

     5.8 RESERVATION OF COMMON SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the number of shares of Common Stock deliverable upon conversion of all the issued and outstanding Series A Preferred Stock and shall take such action to obtain such permits or orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of the Series A Preferred Stock.

     5.9 CONVERSION RESTRICTIONS. Notwithstanding anything to the contrary set forth herein, in no event shall any holder of Series A Preferred Stock be entitled to convert shares of Series A Preferred Stock in excess of such number of shares that, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 9.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock with respect to which the determination of such proviso is being made. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended. The limitations imposed hereby on conversion of Series A Preferred Stock shall no longer apply, and the holder of any shares of Series A Preferred Stock may convert all or any portion of such holder's Series A Preferred Stock, irrespective of the resulting beneficial ownership of the Corporation's Common Stock, should any of the following events occur: (a) the Corporation shall either: (i) become insolvent; (ii) admit in writing its inability to pay its debts generally or as they become due; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for, or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or (b) a trustee, liquidator or receiver shall be appointed for the Corporation or for a substantial part of its property or business without the Corporation's consent and such appointment is not discharged within sixty days after such appointment; or (c) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Corporation and shall not be dismissed within sixty (60) days thereafter, or (d) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation and, if instituted against the Corporation, shall not be dismissed within sixty days after such institution or the Corporation shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in, any such proceeding.

     6. RIGHTS ON LIQUIDATION. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, resulting in any distribution of its assets to its shareholders, the holders of the Series A Preferred Stock then issued and outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to its shareholders, an amount equal to $1,000.00 per share of Series A Preferred Stock plus any accumulated but unpaid dividends, and no more, before any payment or distribution of the assets of the Corporation is made to or set apart for the holders of Common Stock. If the assets of the Corporation distributable to the holders of Series A Preferred Stock are insufficient for the payment to them of the full preferential amount described above, such assets shall be distributed ratably among the holders of the Series A Preferred Stock. The holders of the Common Stock shall be entitled to the exclusion of the holders of the Series A Preferred Stock to share in all remaining assets of the Corporation in accordance with their respective interests. For purposes of this paragraph, a consolidation or merger of the Corporation with any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation. Notwithstanding anything in these Articles of Amendment to the contrary, all shares of Series A Preferred Stock shall (i) rank senior to any class or series of capital stock of the Corporation hereafter created (unless otherwise agreed to by a majority of the holders of the Series A Preferred Stock then outstanding) and the Common Stock, and (ii) rank junior to all of the preferred stock of the Corporation issued and outstanding as of the date of execution of the Purchase Agreement.

     7. NOTICE. Any notice required to be given to the holders of Series A Preferred Stock or any securities issued upon conversion thereof shall be deemed to have been given upon the earlier of personal delivery or three days after deposit in the United States mails by registered or certified mail, return receipt requested, with postage fully prepaid, and addressed to each holder of record at his address as it appears on the stock transfer records of the Corporation. Any notice to the Corporation shall be in writing and shall be deemed to have been given only upon actual receipt thereof.

     8. LEGEND. All certificates representing the Series A Preferred Stock, all shares of Common Stock issued upon conversion thereof and any and all securities issued in replacement thereof or in exchange therefor shall bear such legends (or not) as shall be required by law or contract.

     IN WITNESS WHEREOF, U.S. TELESIS HOLDINGS, INC. has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and Secretary this 12th day of October, 1999.

                                           U.S. TELESIS HOLDINGS, INC.


                                           By:  /s/ Ross Warrington
                                                ------------------------------
                                                 Ross Warrington, President




ATTEST:


/s/ Barry B. Reifler
------------------------------------
Barry B. Reifler, Secretary